Exhibit 32.1

SECTION 906 CERTIFICATION OF
PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
OF CENTAURUS DIAMOND TECHNOLOGIES, INC.

In connection with the accompanying Annual Report on Form 10-K of Centaurus Diamond Technologies, Inc. for the year ended March 31, 2017, the undersigned, Alvin Snaper, President of Centaurus Diamond Technologies, Inc., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Annual Report on Form 10-K for the year ended March 31, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)
the information contained in such Annual Report on Form 10-K for the year ended March 31, 2015 fairly presents, in all material respects, the financial condition and results of operations of Centaurus Diamond Technologies, Inc.

Date: September 5, 2018	/s/ Leroy Delisle
Leroy Delisle
Chief Executive Officer